As filed with the Securities and Exchange Commission on June 28, 2010
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

POTASH CORPORATION OF SASKATCHEWAN INC.
(Exact name of registrant as specified in its charter)

Canada (State or other jurisdiction of incorporation or organization)	Not applicable (I.R.S. Employer Identification No.)
122 – 1st Avenue South, Suite 500
Saskatoon, Saskatchewan, Canada S7K 7G3
(306) 933-8500
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
William J. Doyle
Potash Corporation of Saskatchewan Inc.
122 – 1st Avenue South, Suite 500
Saskatoon, Saskatchewan, Canada S7K 7G3
(306) 933-8500
(Names, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Edward B. Winslow Jones Day 77 West Wacker Chicago, Illinois 60601 (312) 782-3939	William Braithwaite Stikeman Elliott 5300 Commerce Court West 199 Bay Street Toronto, Ontario, Canada M5L 1B9 (416) 869-5500

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:   ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:   ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.   ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.   ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

		Proposed Maximum Offering Price Per Unit/
		Proposed Maximum Aggregate Offering Price/
Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Amount of Registration Fee
Debt Securities	$2,000,000,000	(2)

(1)	Includes debt securities that are to be offered outside the United States but may be resold from time to time in the United States in transactions subject to registration under the Securities Act of 1933, as amended. The debt securities are not being registered for purposes of sales outside the United States.

(2)	In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, the registrant is deferring payment of all registration fees.

PROSPECTUS

$2,000,000,000

Potash Corporation of Saskatchewan Inc.

Debt Securities

We may offer from time to time, in one or more series, the debt securities described in this prospectus. The debt securities may be offered and sold by us in one or more offerings with a total aggregate principal amount not to exceed $2,000,000,000. This prospectus describes some of the general terms that may apply to the debt securities. The specific terms of any series of debt securities to be offered will be described in one or more supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest.

We may offer and sell the debt securities to or through one or more underwriters, dealers or agents, or directly to purchasers, on a continuous or delayed basis. Each prospectus supplement will provide the names of the underwriters, dealers or agents, if any, and the amount, price and terms of the plan of distribution relating to the debt securities to be offered pursuant to such prospectus supplement, as well as the net proceeds we expect to receive from such sale. Our debt securities may be denominated in U.S. dollars or in any other currency, currency units or composite currencies as we may designate.

Investing in our securities involves risks. You should consider carefully the risk factors described in the applicable prospectus supplement and in any documents incorporated by reference in this prospectus or the applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 28, 2010.

You should rely only on the information included in or incorporated by reference into this prospectus. We have not authorized anyone to provide you with additional or different information from that included in or incorporated by reference into this prospectus. The information contained in this prospectus is accurate only as of the date on the front cover of this prospectus, and any information we have incorporated by reference in this prospectus is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or the securities offered hereby. We are not making an offer of these securities in any state or jurisdiction where the offer is not permitted. The securities described in this prospectus will not be offered or sold to a resident of Canada in contravention of the securities laws of Canada or any province or territory thereof.

As permitted under the rules of the Securities and Exchange Commission, or SEC, this prospectus incorporates important business information about us that is not included in or delivered with this prospectus but that is contained in documents that we file with the SEC. You may obtain copies of the documents that are incorporated by reference into this prospectus, without charge, from the website maintained by the SEC at http://www.sec.gov. See “Where You Can Find More Information” and “Incorporation by Reference of Certain Documents.”

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC using a “shelf” registration process. Under this shelf process, we may, from time to time, sell in one or more offerings, any amount of the debt securities described in this prospectus up to an aggregate principal amount of $2,000,000,000 (or its equivalent in foreign currencies, currency units or composite currencies).

This prospectus provides you with a general description of the debt securities we may offer. This summary description is not intended to be a complete description of the debt securities. Each time we sell debt securities, we will provide one or more prospectus supplements that will contain specific information about the terms of that offering. Those terms may vary from the terms described in this prospectus. As a result, the summary description of the debt securities in this prospectus is subject to, and qualified by reference to, the description of the particular terms of any debt securities contained in any related prospectus supplement. A prospectus supplement may also add, update or change other information contained in this prospectus.

Before you invest in a particular issue of debt securities, you should read both this prospectus and any related prospectus supplement carefully, together with the additional information described below under the headings “Where You Can Find More Information” and “Incorporation by Reference of Certain Documents.”

In this prospectus, except as otherwise indicated or as the context otherwise requires, “PotashCorp,” “we,” “our,” “us” and the “company” refer to Potash Corporation of Saskatchewan Inc. and its consolidated subsidiaries.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents it incorporates by reference contain forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 that relate to future events or our future financial performance. Statements containing words such as “could,” “expect,” “may,” “anticipate,” “believe,” “intend,” “estimate,” “plan” and similar expressions constitute forward-looking statements. These statements are based on certain factors and assumptions as set forth in this prospectus and the documents incorporated by reference herein, including assumptions regarding foreign exchange rates, and expectations regarding growth rates, results of operations, performance, business prospects and opportunities and effective income tax rates. We consider these factors and assumptions to be reasonable based on information currently available.

We disclaim any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Forward-looking statements are subject to important risks and uncertainties that are difficult to predict. The results or events predicted in forward-looking statements may differ materially from actual results or events. Some of the factors that could cause actual results or events to differ from current expectations include the following, some of which are described in greater detail in the documents that are incorporated by reference into this prospectus:

•	variances from our assumptions with respect to foreign exchange rates, and expectations regarding growth rates, results of operations, performance, business prospects and opportunities and effective income tax rates;

•	fluctuations in supply and demand for fertilizer, including fluctuations as a result of economic or political conditions in our markets, which, among other things, can cause volatility in the prices of our fertilizer products;

•	volatility in the price of natural gas, which is the primary raw material used for our nitrogen products, and risks associated with our ability to manage natural gas costs in the United States through hedging activities;

•	fluctuations in the prices and availability of other raw materials, including sulfur, which is a primary input in our phosphate operations;

•	fluctuations in the cost and availability of transportation and distribution for our raw materials and products, including railcars and ocean freight;

•	changes in competitive pressures, including pricing pressures;

•	the results of sales contract negotiations with China and India;

•	timing and amount of capital expenditures;

•	changes in capital markets and corresponding effects on our investments, and changes in currency and exchange rates;

•	unexpected or adverse weather conditions, which can impact demand for fertilizer and timing of fertilizer sales during the year;

•	unexpected geological conditions, including water inflows;

•	imprecision in reserve estimates;

•	the outcome of legal proceedings;

•	strikes or other forms of work stoppage or slowdown;

•	changes in, and the effects of, government policy and regulations, including environmental regulations and regulations and actions affecting our transportation and sale of natural gas, which could increase our costs of compliance and otherwise affect our business;

•	acquisitions we may undertake in the future; and

•	earnings, exchange rates and the decisions of taxing authorities, all of which could affect our effective tax rates.

These risks and uncertainties are discussed in more detail under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our annual report on Form 10-K for the fiscal year ended December 31, 2009 and in other documents filed by us with the SEC and the Canadian provincial securities commissions. You may obtain copies of these documents as described under the headings “Where You Can Find More Information” and “Incorporation by Reference of Certain Documents.”

As a result of these factors, we cannot assure you that any of the events or results anticipated by forward-looking statements included or incorporated by reference in this prospectus will occur or, if they do, what impact they will have on our business or on our results of operations and financial condition.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports and other information with the SEC. Our SEC filings are available to the public over the internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. The documents we file with the SEC are also available on our website at http://www.potashcorp.com. Except for the documents incorporated by reference into this prospectus, the information on our website is not part of this prospectus.

INCORPORATION BY REFERENCE OF CERTAIN DOCUMENTS

The SEC allows us to “incorporate by reference” into this prospectus information contained in documents we file with the SEC, which means that we can disclose important information to you by referring you to documents that we have previously filed with the SEC and documents that we will file with the SEC in the future. The information incorporated by reference is an important part of this prospectus, and information in documents that we file subsequently with the SEC will automatically update and supersede information in this prospectus. In the case of a conflict or inconsistency between information set forth in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in this prospectus unless the information incorporated by reference was filed after the date of this prospectus. We incorporate by reference:

•	our annual report on Form 10-K for the fiscal year ended December 31, 2009, filed with the SEC on February 26, 2010;

•	our quarterly report on Form 10-Q for the period ended March 31, 2010, filed with the SEC on May 7, 2010; and

•	our current reports on Form 8-K filed with the SEC on May 7, 2010 and May 27, 2010.

We also incorporate by reference any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the U.S. Securities Exchange Act of 1934 until we sell all of the debt securities we are offering with this prospectus.

We will provide to you a copy of any or all of the above filings that have been incorporated by reference into this prospectus, excluding exhibits to those filings (other than exhibits that are specifically incorporated by reference into those filings), upon your request, at no cost. Any request may be made by writing or calling us at the following address or telephone number:

Potash Corporation of Saskatchewan Inc.
122 – 1st Avenue South, Suite 500
Saskatoon, Saskatchewan, Canada S7K 7G3
Telephone: (306) 933-8500

In addition, you may access all of the above filings on our website at http://www.potashcorp.com. Except for the documents incorporated by reference into this prospectus, the information on our website is not part of this prospectus.

PRESENTATION OF FINANCIAL INFORMATION

We present our financial statements in U.S. dollars and in accordance with accounting principles generally accepted in Canada, or Canadian GAAP. For a discussion of certain significant differences between Canadian GAAP and accounting principles generally accepted in the United States, or U.S. GAAP, as they relate to PotashCorp, we refer you to Note 31 to our audited financial statements as of and for the fiscal year ended December 31, 2009, which are incorporated by reference into this prospectus from our annual report on Form 10-K for the fiscal year ended December 31, 2009.

All references to “$” and “dollars” in this prospectus are to U.S. dollars and, except where noted, all financial information is presented in accordance with Canadian GAAP.

POTASH CORPORATION OF SASKATCHEWAN INC.

We are the world’s largest integrated fertilizer and related industrial and feed products company, with significant market share in each of the three primary nutrient products — potash, phosphate and nitrogen. We are the largest producer of potash worldwide by capacity.

We are organized under the laws of Canada. Our principal executive offices are located at 122 – 1st Avenue South, Suite 500, Saskatoon, Saskatchewan, Canada S7K 7G3, telephone: (306) 933-8500.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the debt securities described in this prospectus as set forth in any applicable prospectus supplement.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our consolidated ratios of earnings to fixed charges computed using amounts reported under Canadian GAAP and U.S. GAAP for the periods indicated below. Earnings for this purpose have been calculated by adding income taxes, fixed charges and distributed income of equity investees to net income, and deducting interest capitalized and income from equity investees. Fixed charges for this purpose consist of the total of interest expensed and capitalized, amortization of capitalized expenses related to indebtedness and an estimate of the interest within rental expense.

Three months ended
	March 31,	Year ended December 31,
	2010	2009	2008	2007	2006	2005

Canadian GAAP:	9.65x	4.86x	24.07x	8.80x	4.85x	6.17x
U.S. GAAP:	9.51x	4.79x	24.07x	8.78x	4.90x	6.22x

DESCRIPTION OF DEBT SECURITIES

As required by U.S. federal securities law, the debt securities offered pursuant to this prospectus are governed by a document called an indenture. The indenture is a contract between us, as issuer, and The Bank of Nova Scotia Trust Company of New York, as trustee. The indenture is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part. The indenture is subject to and governed by the U.S. Trust Indenture Act of 1939, as amended. You should read the indenture for a more complete understanding of the provisions we describe below. Please see “Where You Can Find More Information” for information on how to obtain a copy of the indenture.

In the discussion that follows, we summarize certain provisions of the indenture. This discussion is not complete, and is qualified by reference to all the provisions of the indenture, including definitions of terms used in the indenture. For example, in this section we use defined terms that have been given special meaning in the indenture. We describe the meaning for only the more important terms. We also include references in parentheses to certain sections of the indenture. Whenever we refer to particular sections or defined terms of the indenture in this prospectus or in any prospectus supplement, those sections or defined terms are incorporated by reference in this prospectus or in any prospectus supplement.

We describe in this section the general terms that will apply to any debt securities that may be offered by us pursuant to this prospectus. At the time that we offer debt securities, we will describe in the related prospectus supplement the specific terms of the offered debt securities and the extent to which the general terms described in this section apply to those debt securities.

General

Debt securities offered through this prospectus will be limited to an aggregate initial public offering price of $2,000,000,000 or the equivalent in one or more foreign currencies, currency units or composite currencies. The indenture provides that debt securities may be issued thereunder in an unlimited amount. The debt securities may be issued in one or more series, as established by us or as established in one or more indentures supplemental to the indenture. Not all securities of one series need be issued at the same time and, unless otherwise provided, any series may be reopened, without the consent of the holders of the securities of that series, for issuances of additional securities of that series. (Section 3.01)

The debt securities described in this prospectus will be direct unsecured obligations of PotashCorp and will rank equally and ratably without preference among themselves and at least equally with all of our other unsecured and unsubordinated indebtedness.

The particular terms of each issue of debt securities, as well as any modifications or additions to the general terms of the indenture that may be applicable in the case of that issue of debt securities, will be described in the related prospectus supplement. This description will include, where applicable:

•	the title, aggregate principal amount and denominations of the debt securities;

•	the price, expressed as a percentage of the principal amount, at which the debt securities will be issued and, if other than the principal amount, the portion of the principal amount payable upon the acceleration of the maturity of the debt securities, or the method by which any such portion will be determined;

•	the date or dates on which the debt securities will mature;

•	the rate or rates, which may be fixed or variable, at which the debt securities will bear interest;

•	the date from which interest on the debt securities will accrue, the dates on which interest will be payable, the date on which payment of interest will commence, the record dates for interest payment dates, the persons to whom interest will be paid and the basis upon which interest will be calculated, if other than that of a 360-day year of 12, 30-day months;

•	the place or places where the principal of (and premium, if any) and interest on debt securities will be payable, where the debt securities may be surrendered for registration of transfer or exchange and where notices or demands to or upon us in respect of the debt securities and the indenture may be served;

•	the terms and conditions on which we may, at our option, redeem the debt securities, in whole or in part, including the period or periods for redemption and price or prices at which the debt securities may be redeemed;

•	the terms and conditions on which we may be obligated to redeem, repay or purchase the debt securities pursuant to any sinking fund or analogous provision or at the option of a security holder;

•	if other than U.S. dollars, the currency or currencies in which the debt securities are denominated and payable, which may be another currency or units of two or more other currencies or a composite currency or currencies, and the terms and conditions relating to those currencies;

•	whether the amount of payments of principal of (and premium, if any) or interest on the debt securities may be determined with reference to an index, formula or other method (which index, formula or method may, but need not, be based on a currency, currencies, currency unit or units or composite currency or currencies) and the manner in which those amounts will be determined;

•	any additional restrictive covenants included for the benefit of holders of the debt securities;

•	any additional events of default provided with respect to the debt securities;

•	whether the debt securities are to be issued in whole or in part in the form of one or more global securities and, if so, the identity of the depositary;

•	whether the debt securities will be issued in certificated or book-entry form;

•	the applicability, if any, of the defeasance and covenant defeasance provisions described in this prospectus, or any modification of those provisions;

•	whether and under what circumstances we will pay any additional amounts on the debt securities in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities in the place of making such payment; and

•	any other terms, conditions, rights and preferences of the debt securities. (Section 3.01)

We may issue debt securities as original issue discount securities to be offered and sold at a substantial discount below their stated principal amounts. We will describe in the related prospectus supplement any special U.S. or Canadian federal income tax, accounting or other considerations that may apply to any such original issue discount securities.

The prospectus supplement for each offering of debt securities may add to or change statements contained in this prospectus. Except as described in any prospectus supplement, the debt securities will not contain any provisions that would limit our ability to incur unsecured indebtedness or that would afford holders of the debt securities protection in the event of a highly leveraged transaction or that would prohibit other transactions that could adversely affect holders of the debt securities.

Form, Denomination, Registration or Transfer

Unless otherwise specified in the applicable prospectus supplement, we will issue debt securities only in registered form.

We may issue debt securities of a series in whole or in part in the form of one or more global securities. (Section 2.03)

Unless otherwise specified in the applicable prospectus supplement, we will issue debt securities denominated in U.S. dollars in integral multiples of $1,000. We will specify the denomination of any series of debt securities denominated in a foreign or composite currency or currency units in the related prospectus supplement. If applicable, we will issue one or more global securities in a denomination or aggregate denominations equal to the aggregate principal amount of the outstanding debt securities of the series to be represented by such global security or securities. (Sections 3.01 and 3.02)

The trustee will act as our agent for registering debt securities in the names of holders and recording transfers of debt securities, although we may appoint another entity to perform this function or perform this function ourselves. The entity performing this function is called the “security registrar.”

You may transfer or exchange debt securities at the office of the security registrar. You will not be required to pay any service charge for any registration of transfer or exchange of debt securities, but you may be required to pay for any tax or other governmental charge associated with the transfer or exchange. You may have your debt securities, other than a global security, exchanged for more debt securities of smaller permitted denominations or for fewer debt securities of larger permitted denominations. The transfer or exchange of a debt security will only be made if the security registrar is satisfied with your proof of ownership. (Section 3.05)

Neither we nor the trustee will be required to:

•	issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before any selection of debt securities of that series to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption;

•	register the transfer of or exchange any debt security, or portion of a debt security, called for redemption, except the unredeemed portion of any debt security being redeemed in part; or

•	issue, register the transfer of or exchange any debt security that has been surrendered for repayment at the option of the holder, except the portion, if any, of such debt security not to be repaid. (Section 3.05)

Global Debt Securities

We may issue the debt securities of a series in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the related prospectus supplement. Global securities will be registered in the name of the depositary or its nominee. Unless a global security is exchanged in whole or in part for debt securities in definitive form, a global security generally may be transferred only as a whole and only to the depositary or to a nominee of the depositary or to a successor depositary or its nominee. (Sections 3.01 and 3.05)

A general description of global securities arrangements is set forth below under “Legal Ownership of Debt Securities — Global Securities.” The specific terms of the depositary arrangement with respect to any debt securities of a series issued in global form will be described in the prospectus supplement related to such series. We expect that the provisions of the next two paragraphs will apply to all depositary arrangements.

Upon the issuance of a global security, the depositary or its nominee will credit, on its book-entry registration and transfer system, the respective principal amounts of the individual debt securities represented by the global security to the accounts of institutions that have accounts with the depositary. These institutions are called “participants.” The participant accounts to be credited will be designated by the underwriters or agents for such debt securities or by us if the debt securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in a global security will be shown on, and the transfer of that interest will be effected only through, records maintained by the depositary or its nominee, or by participants or persons that own beneficial interests through participants.

Upon receipt of any payment in respect of a global security, the depositary or its nominee will immediately credit participants’ accounts with amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown in the records of the depositary or its nominee. Payments by participants to owners of beneficial interests in a global security held through participants will be governed by standing instructions and customary practices and will be the responsibility of those participants.

Payment and Paying Agents

Unless otherwise indicated in the applicable prospectus supplement, payment of any installment of interest on debt securities will be made to the person in whose name the debt security is registered at the close of business on the security register at the record date for such interest. The principal of (and applicable premium, if any, on) any series of debt securities will be payable at the corporate trust office of the trustee, which initially will be One Liberty Plaza, New York, New York 10006; except that, at our option, payment of interest may be made by check mailed to each holder at the holder’s registered address or by wire transfer of funds to each holder at an account maintained within the United States. (Sections 3.01, 3.07 and 10.02)

If any interest is not punctually paid or provided for on any interest payment date, then interest will stop being payable to the holder on the relevant regular record date and may be paid to the person in whose name the debt security is registered at the close of business on a special record date for the payment of such defaulted interest. A special record date will be fixed by the trustee, which date shall be not more than 15 days and not less than ten days prior to the proposed payment date. Notice of the proposed payment of default interest and the special record date will be given to the holder of the debt security not less than ten days prior to such special record date. In addition, defaulted interest may be paid at any time in any other lawful manner, as described in the indenture. (Section 3.07)

We may appoint one or more paying agents to effect payments in respect of debt securities. We will identify any paying agent for a series of debt securities in the applicable prospectus supplement. We may terminate the appointment of any paying agent at any time, except that, unless otherwise indicated in the applicable prospectus supplement, we will maintain at least one paying agent in New York City for payments with respect to debt securities of any series payable in U.S. dollars. (Section 10.02)

Any money paid to a paying agent in respect of any debt security that remain unclaimed at the end of two years (or such shorter period of time for return of such money to PotashCorp under applicable abandoned property laws) after the relevant amounts shall have become due and payable will be repaid to us. Holders of these debt securities can thereafter look only to us for payment of these amounts. (Section 10.03)

Merger, Consolidation or Sale

Under the indenture we may amalgamate or consolidate with, or sell, lease or convey all or substantially all of our assets to, or merge with or into, any other entity, provided that:

•	either we will be the continuing entity or the successor entity will be an entity organized and existing under the laws of Canada or any province or territory of Canada or the United States or any State thereof or the District of Columbia, and the successor entity will expressly assume payment of the principal of (and premium, if any) and interest on all of the securities and the due and punctual performance and observance of all of the covenants and conditions contained in the indenture;

•	immediately after giving effect to such transaction, no event of default under the indenture, and no event that, after notice or the lapse of time, or both, would become an event of default, will have occurred and be continuing; and

•	an officer’s certificate and legal opinion covering such conditions will be delivered to the trustee. (Sections 8.01 and 8.04)

Certain Covenants

Additional Amounts

Payments made by us under or with respect to the debt securities will be free and clear of, and without withholding or deduction for or on account of, any present or future tax, duty, levy, impost, assessment or other governmental charge of any nature whatsoever imposed or levied by or on behalf of the Government of Canada or of any province or territory of Canada or by any authority or agency therein or thereof having power to tax, which we refer to as Taxes, unless we are required to withhold or deduct Taxes by law.

If we are required to withhold or deduct any amount for or on account of Taxes from any payment made with respect to the debt securities, we will pay such additional amounts as may be necessary so that the net amount received by each holder (including additional amounts) after such withholding or deduction will not be less than the amount the holder would have received if the Taxes had not been withheld or deducted; provided that no additional amounts will be payable with respect to certain Taxes specified in the indenture, which we refer to as excluded Taxes. Excluded Taxes include Taxes:

•	that would not have been imposed but for the fact that the payment is made to a holder whom we do not deal with at arm’s length (within the meaning of the Income Tax Act (Canada)) at the time we make such payment;

•	that would not have been imposed but for the existence of any present or former connection between the holder and Canada or any province or any territory of Canada unless the connection is only holding the debt securities or the receipt of payments on the debt securities;

•	that would not have been imposed but for the presentation by the holder of such debt security for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

•	required to be deducted or withheld by any paying agent from a payment on a debt security, if such payment can be made without such deduction or withholding by any other paying agent; or

•	that would not have been imposed but for the failure of the holder to comply with any applicable certification, documentation, information or other reporting requirement concerning the nationality, residence, identity or connection with the taxing jurisdiction of the holder or beneficial owner of such debt security.

We will also make such withholding or deduction and remit the full amount deducted or withheld to the relevant authority in accordance with applicable law.

We will furnish to the holders of the debt securities certified copies of tax receipts evidencing payment by us within 30 days after the date the payment of any Taxes is due.

At least 30 days prior to each date on which any payment under or with respect to the debt securities is due and payable, if we are obligated to pay additional amounts with respect to such payment, we will deliver to the trustee an officer’s certificate stating the fact that such additional amounts will be payable, the amounts payable and such other information necessary to enable the trustee to pay such additional amounts to holders on the payment date. Wherever in this prospectus or a prospectus supplement we mention the payment of the principal of (or premium, if any) or interest on or any other amount payable under, or in respect of, any debt security of any series, we include the payment of additional amounts to the extent that, in such context, additional amounts are, were or would be payable.

Our obligation to pay additional amounts if and when due will survive the termination of the indenture and the payment of all amounts under or with respect to the debt securities. (Section 10.06)

Limitation on Liens

We may not, and we may not permit any of our subsidiaries to, incur any lien on or with respect to any of our or any of our subsidiaries’ principal property (as this term is defined below) owned on or acquired after the date of the indenture to secure debt without making (or causing such subsidiary to make) effective provision for securing the debt securities equally and ratably with such debt as to such principal property for as long as such debt is so secured. If such debt is subordinate to the debt securities, we must secure the debt securities as to such principal property prior to such debt for so long as such debt is so secured.

The restrictions on liens will not apply to:

•	liens in respect of debt existing on the date of the indenture;

•	liens on or with respect to property that is not principal property;

•	liens securing only debt securities issued under the indenture;

•	liens in favor of us or any of our subsidiaries;

•	liens on property existing immediately prior to the time of acquisition of such property (and not created in anticipation of the financing of such acquisition);

•	liens to secure debt incurred for the purpose of financing all or any part of the purchase price or the cost of construction or improvement of property used in our business or the business of any of our subsidiaries and subject to such liens, provided that the principal amount of any debt secured by such a lien does not exceed 100% of such purchase price or cost, such lien does not extend to or cover any property other than such property and any such improvements, and such debt is incurred within 12 months of such purchase, construction or improvement;

•	liens on property of a person existing at the time such person is merged with or into or amalgamated or consolidated with us or any of our subsidiaries that were not created in anticipation of the acquisition of such person, provided that such lien does not extend to or cover any property other than that of the person so merged, amalgamated or consolidated;

•	liens on any principal property in favor of a domestic or foreign governmental body to secure partial progress, advance or other payments pursuant to any contract or statute of such governmental body; and

•	liens to secure debt incurred to extend, renew, refinance, replace or refund (or successive extensions, renewals, refinancings, replacements or refundings), in whole or in part, any secured debt existing on the date of the indenture or any debt secured by any lien referred to in the foregoing exceptions, so long as in each such case the lien does not extend to any other property and the debt so secured is not increased other than for reasonable costs related to such extension, renewal, refinancing, replacement or refunding.

In addition, we and our subsidiaries may incur a lien or liens to secure debt (excluding debt secured by liens permitted under the exceptions listed above) the aggregate amount of which, including attributable debt in respect of sale and leaseback transactions, does not exceed 15% of our consolidated net tangible assets, as such term is defined in the indenture, determined in accordance with Canadian GAAP. We and our subsidiaries may also incur a lien or liens to secure any debt incurred pursuant to a sale and leaseback transaction, without securing the debt securities equally and ratably with or prior to such debt, provided that such sale and leaseback transaction is permitted by the provisions of the indenture described below under “— Limitation on Sale and Leaseback Transactions.” (Section 10.07)

For purposes of the limitation on liens covenant and the limitation on sale and leaseback transactions covenant, which is described below, the term “principal property” means any real property interest that is held by us or any of our subsidiaries and that has a gross book value exceeding 5% of our consolidated net tangible assets (other than any interest that our board of directors determines is not material to our business), or any of the capital stock or debt securities issued by any of our significant subsidiaries, as such term is defined in the indenture.

Limitation on Sale and Leaseback Transactions

We may not, and we may not permit any of our subsidiaries to, enter into any sale and leaseback transaction with respect to any principal property (except for a period, including renewals, not exceeding 36 months) unless:

•	at the time of entering into such sale and leaseback transaction, we (or such subsidiary) would be entitled to incur debt, in a principal amount equal to the attributable debt (as this term is defined below) in respect of such sale and leaseback transaction, secured by a lien, without equally and ratably securing the debt securities;

•	we apply (or such subsidiary applies), within 12 months after the sale or transfer, an amount equal to the greater of the net proceeds of the principal property sold pursuant to the sale and leaseback transaction or the fair value (in the opinion of an executive officer of ours) of such principal property to the acquisition of or construction on property used or to be used in the ordinary course of our business or the business of our subsidiary, and we shall have elected to designate such amount as a credit against such sale and leaseback transaction; or

•	subject to the following paragraph, we apply (or such subsidiary applies), within 12 months after the sale or transfer, an amount equal to the net proceeds of the principal property sold pursuant to the sale and leaseback transaction to the voluntary defeasance or retirement of debt, which amount will not be less than the fair value (in the opinion of an executive officer of ours) of such principal property less an amount equal to the principal amount of such debt voluntarily defeased or retired by us or such subsidiary within such 12-month period and not designated as a credit against any other sale and leaseback transaction. (Section 10.08)

Notwithstanding the foregoing, in no event will we be required to defease or retire, in the aggregate with respect to any and all such sale and leaseback transactions, more than 25% of the original aggregate principal amount of a series of debt securities on or prior to the fifth anniversary of the original issue date thereof. If the aggregate net proceeds that we would be otherwise required to use to defease or retire securities on or prior to the fifth anniversary of the issue date would exceed 25% of the original aggregate principal amount of such series (such excess we refer to as the 25% excess proceeds), then promptly after such fifth anniversary we will defease or retire securities in an amount equal to the 25% excess proceeds. Pending such defeasing or retiring of securities, the 25% excess proceeds will be invested and maintained by us and for our benefit in permitted short-term investments, and we will not distribute such proceeds in respect of our common shares. (Section 10.08)

For purposes of the limitation on sale and leaseback transactions covenant, the term “attributable debt” means, with respect to any sale and leaseback transaction, the present value (discounted at the rate of interest implicit in the terms of the lease) of the obligations of the lessee under the lease for net rental payments during the remaining term of the lease (including any period for which such lease has been extended). For this purpose, “net rental payments” under any lease for any period means the sum of the rental and other payments required to be paid in the period by the lessee, not including, however, any amounts required to be paid by the lessee (whether or not designated as rental or additional rental) on account of maintenance and repairs, insurance, taxes, assessments or similar charges.

Events of Default, Notice and Waiver

The indenture provides that the following events are events of default with respect to any series of debt securities:

•	default in the payment of interest on, or any additional amount payable in respect of, any debt security of that series when due and payable, and the continuance of that default for 30 days;

•	default in the payment of principal of (or premium, if any, on) any debt security of that series when due;

•	default in the deposit of any sinking fund payment, when and as due by the terms of any debt security of that series;

•	default in the performance or breach of any other covenant or warranty of PotashCorp contained in the indenture (other than a covenant added to the indenture solely for the benefit of a series of debt securities other than that series), and the continuance of that default or breach for 60 days after written notice by the holders of at least 25% in principal amount of the outstanding debt securities of that series;

•	a default in respect of indebtedness for borrowed money (including obligations under leases required to be capitalized on the balance sheet of the lessee under Canadian GAAP, but not including any indebtedness for which recourse is limited to property purchased) in an aggregate principal amount in excess of $100,000,000 that results in the acceleration of the due date of that indebtedness, without the acceleration having been rescinded or annulled;

•	certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of PotashCorp or any of our significant subsidiaries; and

•	any other event of default provided with respect to that particular series of debt securities. (Section 5.01)

An event of default with respect to a particular series of debt securities will not necessarily constitute an event of default with respect to any other series of debt securities.

We are required to file with the trustee annual officers’ certificates as to the absence of specified defaults under the indenture. (Section 10.05)

If an event of default with respect to a series of debt securities occurs and is continuing, the trustee will, at the request of holders of not less than 25% in principal amount of the then-outstanding debt securities of the relevant series, declare the principal of, and premium, if any, on, all debt securities of the series to be due and payable, together with accrued interest. The indenture provides that, in certain cases, the holders of a majority in principal amount of the then-outstanding debt securities of a series may on behalf of the holders of all debt securities of that series waive any past default or event of default and rescind and annul any such declaration and its consequences. (Section 5.02)

The trustee may require indemnification from the holders of debt securities of a series before proceeding to exercise any right or power under the indenture at the request of those holders. (Sections 6.01 and 6.03) The holders of a majority in principal amount of the then-outstanding debt securities of any series may:

•	direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on it with respect to the debt securities of that series; and

•	take any other action authorized to be taken under the indenture or under applicable law.

However, the trustee may refuse to follow any direction that conflicts with law or the indenture or is unduly prejudicial to the rights of other holders. (Section 5.12)

No holder will be entitled to pursue any remedy with respect to the indenture unless the trustee fails to act for 60 days after it is given:

•	notice of default by that holder;

•	a written request to enforce the indenture by the holders of not less than 25% in principal amount of all of the then-outstanding debt securities issued under the indenture (treated as a single class); and

•	an indemnity to the trustee, satisfactory to the trustee;

and during this 60-day period the holders of a majority in principal amount of all of the then-outstanding debt securities issued under the indenture (treated as a single class) do not give a direction to the trustee that is inconsistent with the enforcement request. (Section 5.07) These provisions will not prevent any holder of debt securities from enforcing payment of the principal of (and premium, if any) and interest on the debt securities at the relevant due dates. (Section 5.08)

If an event of default with respect to a series of debt securities occurs and is continuing, the trustee will mail to the holders of those debt securities a notice of the event of default within 90 days after it occurs. However, except in the case of a default in any payment in respect of a series of debt securities, the trustee shall be protected in withholding notice of an event of default if it determines in good faith that this is in the interests of the holders of the relevant debt securities. (Section 6.02)

Modification of the Indenture

The indenture provides that, in general, we and the trustee may modify the indenture or the rights of the holders of any debt securities so long as we obtain the consent of the holders of not less than a majority in principal amount of the then-outstanding debt securities affected by the modification. The indenture also provides, however, that we may not effect any modification without the consent of each affected holder if that modification would, among other things:

•	change the stated maturity of the principal of (or premium, if any) or any installment of interest on any debt security;

•	reduce the principal amount of any debt security, or reduce the amount of principal of an original issue discount security that would be due and payable upon declaration of acceleration of the maturity thereof or would be provable in bankruptcy, or adversely affect any right of repayment of the holder of any such debt security;

•	change the place of payment for any debt security or change the currency in which a debt security is payable;

•	impair the right of any holder to institute suit for the enforcement of any payment on or with respect to any debt security;

•	reduce the percentage in principal amount of outstanding debt securities the consent of whose holders is required for approval of any proposed modification to the indenture or for waivers of certain covenants or defaults under the indenture, or reduce the requirements for quorum or voting; or

•	modify any of the foregoing provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect such action or to provide that certain other provisions may not be modified or waived without the consent of the holder of any debt security. (Section 9.02)

We and the trustee are permitted to make modifications and amendments to the indenture without the consent of any holder of debt securities for any of the following purposes:

•	to evidence the succession of another person to us as obligor under the indenture;

•	to add covenants for any or all series of debt securities or to surrender any of our rights or powers in the indenture;

•	to add events of default for any or all series of debt securities;

•	to add or change any provisions of the indenture to permit or facilitate the issuance of debt securities in bearer form, or to permit or facilitate the issuance of debt securities in uncertificated form;

•	to change or eliminate any provisions of the indenture, provided that any such change or elimination will become effective only when there are no debt securities outstanding of any series created prior thereto that are entitled to the benefit of such provision;

•	to add guarantees to the securities and guarantors under the indenture or to secure the securities;

•	to establish the form or terms of debt securities of any series;

•	to provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trusts under the indenture by more than one trustee;

•	to cure any ambiguity, defect or inconsistency in the indenture, provided that such action will not adversely affect the interests of holders of debt securities of any series issued under the indenture in any material respect; or

•	to supplement any of the provisions of the indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of debt securities, provided that such action will not adversely affect the interests of the holders of the debt securities of any series in any material respect. (Section 9.01)

The indenture contains provisions for convening meetings of the holders of debt securities of a series. (Section 15.01) A meeting may be called at any time by the trustee, and also, upon request, by us or by the holders of at least 10% in principal amount of the outstanding debt securities of such series, in any such case upon notice given as provided in the indenture. (Section 15.02) Except for any consent that must be given by the holder of each debt security affected by certain modifications and amendments of the indenture, any resolution presented at a meeting at which a quorum is present may be adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding debt securities of that series. (Section 15.04)

Any resolution passed or decision taken at any meeting of holders of debt securities of any series duly held in accordance with the indenture will be binding on all holders of debt securities of that series whether or not present or represented at the meeting. The quorum at any meeting of the holders of debt securities of a series called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the outstanding debt securities of a series. (Section 15.04)

Discharge, Defeasance and Covenant Defeasance

We are permitted under the indenture to discharge certain obligations to holders of debt securities that have not already been delivered to the trustee for cancellation and that either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the trustee, in trust, funds in an amount sufficient to pay the entire indebtedness on such debt securities in respect of principal (and premium, if any) and interest to the date of such deposit (if such debt securities have become due and payable) or to the stated maturity and redemption date, as the case may be. (Section 4.01)

The indenture provides that we may elect either:

•	to defease and be discharged from all of our obligations with respect to the debt securities of a series (this is known as “defeasance”) (Section 14.02), or

•	to be released from our obligations with respect to the debt securities of a series under the restrictions described under “— Certain Covenants” or, if provided pursuant to the indenture, our obligations under any other covenant, and any omission to comply with such obligations will not constitute an event of default with respect to those debt securities (this is known as “covenant defeasance”) (Section 14.03), in either case upon the irrevocable deposit by us with the trustee, in trust, of an amount, in the currency in which those debt securities are payable at stated maturity, or government obligations, or both, applicable to those debt securities that through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any) and interest on those debt securities, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates. (Section 14.04)

Such a trust will only be permitted to be established if, among other things, we have delivered to the trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance or covenant defeasance had not occurred, and such opinion of counsel, in the case of defeasance, will be required to refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable U.S. federal income tax law occurring after the date of the indenture. (Section 14.04)

Governing Law

The indenture and the debt securities will be governed by the laws of the State of New York. (Section 1.12)

Concerning the Trustee

The Bank of Nova Scotia Trust Company of New York is the trustee under the indenture. An affiliate of the trustee is a lender to us under our $2,500.0 million revolving credit facility maturing December 11, 2012 and our $750.0 million revolving credit facility maturing May 31, 2013, and also maintains other normal banking relationships, including the maintenance of depositary accounts, with us and certain of our subsidiaries.

LEGAL OWNERSHIP OF DEBT SECURITIES

“Street Name” and Other Indirect Holders

We generally will not recognize investors who hold debt securities in accounts at banks or brokers as legal holders of those debt securities. This is called holding in “street name.” Instead, we recognize only the bank or broker or the financial institution the bank or broker uses to hold the debt securities. These intermediary banks, brokers and other financial institutions pass along principal, interest and other payments on the debt securities, either because they agree to do so in their customer agreements or because they are legally required to do so. If you hold debt securities in street name, you should check with your own institution to find out:

•	how it handles payments and notices with respect to securities;

•	whether it imposes fees or charges;

•	how it would handle voting if ever required;

•	how and when you should notify it to exercise on your behalf any rights or options that may exist under the debt securities;

•	whether and how you can instruct it to send you securities registered in your own name so you can be a direct holder as described below; and

•	how it would pursue rights under the debt securities if there were a default or other event triggering the need for holders to act to protect their interests.

Registered Holders

Our obligations, as well as the obligations of the trustee and any third parties employed by us or the trustee, run only to persons who are registered as holders of debt securities. As noted above, we do not have obligations to you if you hold in street name or through other indirect means, either because you choose to hold debt securities in that manner or because the debt securities are issued in the form of global securities as described below. For example, once we make payment to the registered holder, we have no further responsibility for the payment even if that holder is legally required to pass the payment along to you as a street name customer but does not do so.

Global Securities

A global security is a special type of indirectly held security. If we choose to issue debt securities in the form of global securities, the ultimate beneficial owners of the debt securities will be indirect holders. We do this by requiring that the global security be registered in the name of a financial institution we select and by requiring that the debt securities represented by the global security not be registered in the name of any other holder except in the special situations described below. The financial institution that acts as the sole registered holder of the global security is called the depositary. Any person wishing to own a debt security may do so indirectly through an account with a broker, bank or other financial institution that in turn has an account with the depositary. The prospectus supplement will indicate whether your series of debt securities will be issued only as global securities.

Transfers of debt securities represented by the global security will be made only on the records of the depositary or its nominee by transferring such debt securities from the account of one broker, bank or financial institution to the account of another broker, bank or financial institution. These transfers are made electronically only and are also known as book-entry transfers. Securities in global form are sometimes also referred to as being in book-entry form.

As an indirect holder, your rights relating to a global security will be governed by the account rules of your financial institution and of the depositary, as well as general laws relating to securities transfers. We will not recognize you as a holder of debt securities and instead will deal only with the depositary that holds the global security.

You should be aware that if debt securities are issued only in the form of a global security:

•	you cannot have debt securities registered in your own name;

•	you cannot receive physical certificates for your interest in the debt securities;

•	you will be a street name holder and must look to your own bank or broker for payments on the debt securities and protection of your legal rights relating to the debt securities;

•	you may not be able to sell interests in the debt securities to some insurance companies and other institutions that are required by law to own securities in the form of physical certificates;

•	the depositary’s policies will govern payments, transfers, exchanges and other matters relating to your indirect interest in the global security; we and the trustee will have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global security; and we and the trustee also will not supervise the depositary in any way; and

•	the depositary will require that indirect interests in the global security be purchased or sold within its system using same-day funds for settlement.

In a few special situations described below, the global security will terminate and the indirect interests in it will be exchanged for registered debt securities represented by physical certificates. After that exchange, the choice of whether to hold debt securities in registered form or in street name will be up to you. You must consult your bank or broker to find out how to have your interests in debt securities transferred to your name, so that you will be a registered holder.

Unless we specify otherwise in the prospectus supplement, the special situations for termination of a global security are:

•	when the depositary notifies us that it is unwilling or no longer qualified to continue as depositary and we do not or cannot appoint a successor depositary within 90 days; or

•	when we notify the trustee that we wish to terminate the global security.

The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of debt securities covered by the prospectus supplement. When a global security terminates, the depositary (and not us or the trustee) is responsible for deciding the names of the institutions that will be the initial registered holders.

The Term “Holder” as Used in this Prospectus and Elsewhere

In the descriptions of the debt securities included in this prospectus and any prospectus supplement, when we refer to the “holder” of a given debt security as being entitled to certain rights or payments, or being permitted to take certain actions, we are in all cases referring to the registered holder of the debt security.

While you would be the registered holder if you held a certificated security registered in your name, it is likely that the holder will actually be either the broker, bank or other financial institution where you have your street name account, or, in the case of a global security, the depositary. If you are an indirect holder, you will need to coordinate with the institution through which you hold your interest in a debt security in order to determine how the provisions involving holders described in this prospectus and any prospectus supplement will actually apply to you. For example, if the debt security in which you hold a beneficial interest in street name can be repaid at the option of the holder, you cannot exercise the option yourself by following the procedures described in the prospectus supplement. Instead, you would need to cause the institution through which you hold your interest to take those actions on your behalf. Your institution may have procedures and deadlines different from or additional to those described in the prospectus supplement relating to the debt security.

INCOME TAX CONSIDERATIONS

The applicable prospectus supplement will describe the principal U.S. federal income tax consequences and the principal Canadian federal income tax consequences to holders who are residents of the United States of the acquisition, ownership and disposition of the applicable series of debt securities under the U.S. Internal Revenue Code of 1986, as amended, and the Income Tax Act (Canada).

PLAN OF DISTRIBUTION

General

We may sell the offered securities through agents, through underwriters or dealers, directly to one or more purchasers or through a combination of any of these methods of sale.

The accompanying prospectus supplement will identify or describe:

•	any underwriters, agents or dealers;

•	their compensation;

•	the net proceeds to us;

•	the purchase price of the debt securities;

•	the initial public offering price of the debt securities; and

•	any exchange on which the debt securities are to be listed.

Underwriters, agents and dealers that participate in the distribution of the securities may be “underwriters” as defined in the U.S. Securities Act of 1933, or the Securities Act, and any discounts or commissions they receive from us and any profit on their resale of the debt securities may be treated as underwriting discounts and commissions under the Securities Act.

The securities described in this prospectus will not be offered or sold to a resident of Canada in contravention of the securities laws of Canada or any province or territory thereof.

Underwriters and Agents

If we use underwriters for a sale of debt securities, the debt securities will be acquired by the underwriters for their own account. The underwriters may resell the debt securities in one or more transactions, including negotiated transactions at a fixed public offering price or at varying prices determined at the time of sale. Unless otherwise indicated in the related prospectus supplement, the obligations of the underwriters to purchase the debt securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the debt securities of the series offered if any of the securities of that series are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

We may designate agents to solicit purchases for the period of their appointment to sell securities on a continuing basis. Unless otherwise indicated in the related prospectus supplement, any such agent will be acting on a reasonable best efforts basis for the period of its appointment.

Any such underwriters or agents may from time to time purchase and sell the debt securities described in this prospectus and the relevant prospectus supplement in the secondary market, but are not obligated to do so. No assurance can be given that there will be a secondary market for the securities or liquidity in the secondary market if one develops. From time to time, those underwriters or agents may make a market in the debt securities but are not obligated to do so.

Dealers

We may sell the offered securities to dealers as principals. We may negotiate and pay dealers’ commissions, discounts or concessions for their services. The dealer may then resell such securities to the public either at varying prices to be determined by the dealer or at a fixed offering price agreed to with us at the time of resale. Dealers engaged by us may allow other dealers to participate in resales.

Direct Sales

We may choose to sell the offered securities directly. In this case, no underwriters or agents would be involved.

Indemnification; Other Relationships

We may have agreements with any underwriters, agents or dealers to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof. Underwriters, agents or dealers may engage in transactions with us or our subsidiaries, perform services for us or our subsidiaries or be customers of ours or our subsidiaries in the ordinary course of business.

LEGAL MATTERS

In connection with particular offerings of the debt securities in the future, and if stated in the applicable prospectus supplements, certain matters involving the laws of the United States will be passed upon for us by Jones Day, our United States counsel, and certain matters involving the laws of Canada will be passed upon for us by Stikeman Elliott LLP, our Canadian counsel.

EXPERTS

The financial statements, and the related financial statement schedule, incorporated in this prospectus by reference from the company’s Annual Report on Form 10-K, and the effectiveness of the company’s internal control over financial reporting have been audited by Deloitte & Touche LLP, independent registered chartered accountants, as stated in their reports, which are incorporated herein by reference. Such financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

ENFORCEABILITY OF CIVIL LIABILITIES UNDER U.S. FEDERAL SECURITIES LAWS

We are a corporation organized under the laws of Canada. Certain of our directors and executive officers are residents of Canada. Substantial portions of our assets and of our subsidiaries and such individuals are located outside of the United States. As a result, it may be difficult or impossible to effect service of process within the United States upon such persons in connection with matters arising under the United States federal securities laws or to enforce against them in United States courts judgments of United States courts predicated upon the civil liability provisions of the United States federal securities laws. There is some doubt as to the enforceability in Canada in original actions, or in actions for enforcement of judgments of United States courts, of civil liabilities predicated upon the United States federal securities laws. In addition, awards for punitive damages in actions brought in the United States or elsewhere may be unenforceable in Canada.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.
          The following is a statement of the estimated fees and expenses (other than any underwriting discounts and commissions) to be incurred by PotashCorp in connection with one or more distributions of an aggregate amount of $2,000,000,000 of debt securities registered under this registration statement.

Registration fee under the Securities Act of 1933	$142,600
Printing expenses	$150,000
Accounting and legal fees and expenses	$450,000
Rating agency fees	$300,000
Trustee’s fees and expenses	$30,000
Miscellaneous	$27,400

Total	$1,100,000

ITEM 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.
          The Canada Business Corporations Act provides generally that a corporation may indemnify a director or officer against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the director or officer in respect of any civil, criminal, administrative, investigative or other action or proceeding to which he or she is made a party by reason of being a director or officer, where the director or officer: (a) acted honestly and in good faith with a view to the best interests of the corporation and (b) in the case of a criminal or administrative action or proceeding enforced by monetary penalty, the director or officer had reasonable grounds for believing that the conduct was lawful. Where an officer or director has met the conditions set out under (a) and (b) above and was not judged by the court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done in such a proceeding, such officer or director is entitled to indemnification from the corporation for such costs, charges and expenses which were reasonably incurred.
          Section 11(4) of our bylaws provides that we shall indemnify directors and officers to the extent permitted by law.
          We have entered into agreements with our directors and officers to indemnify them, to the extent permitted by law and subject to certain limitations, against all costs reasonably incurred by any such director or officer in an action or proceeding to which the director or officer was made a party by reason of the director or officer being an officer and/or director of us or, if at our request, an organization of which we are a shareholder or creditor.
          We maintain insurance policies relating to certain liabilities that our directors and officers may incur in such capacity.

ITEM 16.	EXHIBITS.

Exhibit
Number	Description of Document
**1.1	Form of underwriting agreement.
4.1
Indenture, dated as of February 27, 2003, between Potash Corporation of Saskatchewan Inc. and The Bank of Nova Scotia Trust Company of New York (incorporated by reference to Exhibit 4(c) of the company’s Annual Report on Form 10-K for the year ended December 31, 2002).

**4.2	Form of note.

Exhibit
Number	Description of Document
*5.1	Opinion of Jones Day regarding the validity of the securities.
*5.2	Opinion of Stikeman Elliott LLP regarding the validity of the securities.
*12.1	Computation of ratio of earnings to fixed charges.
*23.1	Consent of Deloitte & Touche LLP.
*23.2	Consent of Jones Day (included in Exhibit 5.1).
*23.3	Consent of Stikeman Elliott LLP (included in Exhibit 5.2).
*24.1	Power of Attorney (included in signature pages hereto).
*25.1	Statement of Eligibility of Trustee on Form T-1.

*	Filed herewith.

**	To be filed by amendment or as an exhibit with a subsequent Current Report on Form 8-K in connection with a specific offering.

ITEM 17.	UNDERTAKINGS.
          The undersigned registrant hereby undertakes:
     (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)   To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
     (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (4)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)   Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(B)   Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
     (5)   That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)   Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)   That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURE
     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements of filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Saskatoon, Province of Saskatchewan, Canada, on June 28, 2010.

POTASH CORPORATION OF SASKATCHEWAN INC.
By:	/s/ William J. Doyle
William J. Doyle
President and Chief Executive Officer

POWER OF ATTORNEY
     Each person whose signature appears below constitutes and appoints William J. Doyle, Wayne R. Brownlee and Joseph A. Podwika, his or her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing appropriate or necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, acting alone, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act, as amended, this Registration Statement has been signed by the following persons in the capacities indicated, on the dates indicated below.

Signature	Title	Date
/s/ Wayne R. Brownlee Wayne R. Brownlee	Executive Vice President, Treasurer and Chief Financial Officer (Principal financial and accounting officer)	June 28, 2010
/s/ William J. Doyle William J. Doyle	President and Chief Executive Officer	June 28, 2010
/s/ Christopher M. Burley Christopher M. Burley	Director	June 28, 2010
/s/ John W. Estey John W. Estey	Director	June 28, 2010
/s/ C. Steven Hoffman C. Steven Hoffman	Director	June 28, 2010

Signature	Title	Date
/s/ Alice D. Laberge Alice D. Laberge	Director	June 28, 2010
/s/ Keith G. Martell Keith G. Martell	Director	June 28, 2010
/s/ Jeffrey J. McCaig Jeffrey J. McCaig	Director	June 28, 2010
/s/ Mary Mogford Mary Mogford	Director	June 28, 2010
/s/ Paul J. Schoenhals Paul J. Schoenhals	Director	June 28, 2010
/s/ E. Robert Stromberg, Q.C. E. Robert Stromberg, Q.C.	Director	June 28, 2010

EXHIBIT INDEX

Exhibit
Number	Description of Document
**1.1	Form of underwriting agreement.
4.1
Indenture, dated as of February 27, 2003, between the Registrant and The Bank of Nova Scotia Trust Company of New York (incorporated by reference to Exhibit 4(c) of the Registrant’s annual report on Form 10-K for the year ended December 31, 2002).

**4.2	Form of note.
*5.1	Opinion of Jones Day regarding the validity of the securities.
*5.2	Opinion of Stikeman Elliott LLP regarding the validity of the securities.
*12.1	Computation of ratio of earnings to fixed charges.
*23.1	Consent of Deloitte & Touche LLP.
*23.2	Consent of Jones Day (included in Exhibit 5.1).
*23.3	Consent of Stikeman Elliott LLP (included in Exhibit 5.2).
*24.1	Power of Attorney (included in signature pages hereto).
*25.1	Statement of Eligibility of Trustee on Form T-1.

*	Filed herewith.

**	To be filed by amendment or as an exhibit with a subsequent Current Report on Form 8-K in connection with a specific offering.